                                                                   STW

                                 CODE OF ETHICS

         STW Fixed Income Management (STW) is required under the federal securities laws to closely monitor and review the trading by its employees in securities with respect to which they might possess nonpublic information. Accordingly, officers, directors and employees must adhere to the following Code of Ethics.

CODE OF ETHICS FOR STW FIXED INCOME MANAGEMENT.

         The following Code of Ethics shall apply to all directors, officers and employees of STW Fixed Income Management ("Associates").(1) This Code of Ethics is based on the principle that all Associates owe a fiduciary duty to the Firm's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest. Please direct any questions about this Code of Ethics to Elizabeth Vos, the Compliance Officer.

         1.       Code of Conduct Governing Personal Securities Transactions.

                  a. The personal trading activities of all Associates must be conducted in a manner to avoid actual or potential conflicts of interest with STW's clients. No Associate may use his or her position with STW or any investment opportunities he or she learns of because of his or her position with STW, to the detriment of STW's clients. Associates are not permitted to front-run any securities transaction of a client, or to scalp by making recommendations for clients with the intent of personally profiting from personal holdings of transactions in the same or related securities. Each Associate should promptly report any situation or transaction involving an actual or potential conflict of interest to the Compliance Officer.

                  b. Even if not specifically prohibited by this Code, certain personal trading activities may create or appear to create conflicts of interest. If an Associate has any doubt whether a personal trade raises a conflict of interest, the Associate should consult the

---------------------------

(1) The Code may also apply to independent contractors who perform services for STW that relate to client trading activities or provide access to information about client trades. The Compliance Officer will determine on a case-by-case basis which independent contractors will be subject to this Code. The Compliance Officer will inform such contractors of their obligations under the Code and will monitor their compliance with the Code.

                           Compliance Officer before trading. The Compliance Officer's determination as to whether a particular personal trading activity is permitted shall be conclusive. If the Compliance Officer determines that a particular personal trading activity is not permitted, the Associate must terminate the activity immediately. Failure to comply with the Compliance Officer's determination may result in sanctions, up to and including termination.

                  c. The Compliance Officer may except any person, security or transaction from any specific provision of the Code. The Compliance Officer will prepare a report documenting the nature of any exception granted, the persons involved and the reasons for granting such exception. Any approval or exception granted by the Compliance Officer under this Code shall not be viewed as or deemed to be a Code violation.

         2.       WHO IS COVERED BY THE CODE?

                  All Associates and members of their immediate family who reside in their household are subject to the Code of Ethics.

         3.       WHOSE SECURITIES, ACCOUNTS AND TRANSACTIONS ARE COVERED BY THE
                  CODE?

                  The Code of Ethics covers (1) all personal securities accounts and transactions of each Associate, and (2) all securities and accounts in which an Associate has "beneficial ownership." For purposes of these requirements, "beneficial ownership" has the same meaning as in Securities Exchange Act Rule 16a-1(a)(2). Generally, a person has beneficial ownership of a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares direct or indirect pecuniary (economic or monetary) interest in the security. A transaction by or for the account of a spouse or other immediate family member living in the same household with an Associate is considered the same as a transaction by or for the Associate.(2)


         4. WHAT TYPES OF SECURITIES ARE ASSOCIATES REQUIRED TO REPORT UNDER PARAGRAPH 5?

                  All securities (and derivative forms thereof, including options and futures

--------------------------

(2) Similarly, a transaction in a security by or for an Associate's "significant other" is considered the same as a transaction by or for the Associate if the Associate has or shares a pecuniary interest in the security.

         contracts) are covered by paragraph 5 below except (1) securities that are direct obligations of the United States, such as Treasury bills, notes and bonds and derivatives thereof; (2) bankers' acceptances; (3) bank certificates of deposit; (4) commercial paper; (5) high quality short-term debt instruments (including repurchase agreements); and (6) shares of registered, open-end mutual funds. Please note that shares of closed-end funds and unit investment trusts are covered.

                  The securities that are described in this paragraph as being covered by the Code are referred to throughout the Code as "Covered Securities."

         5.       REPORTS OF SECURITIES HOLDINGS, TRANSACTIONS AND ACCOUNTS.

                  a. Every Associate shall disclose to the Compliance Officer (or designee) all personal Covered Securities holdings and all securities accounts (including accounts that hold only securities excluded from coverage under paragraph 4 above) upon commencement of employment and thereafter on an annual basis as of December 31st. Forms for this purpose are attached (Forms A and B).

                  b. Every Associate shall certify upon employment and annually thereafter to the Compliance Officer (or designee) that:

                           (1) they have read and understand the Code of Ethics; and understand that they are subject to the Code;

                           (2) they have complied or will comply with the requirements of the Code of Ethics; and

                           (3) they have reported or will report all personal securities transactions and accounts required to be reported by the Code of Ethics.

                           A form for this purpose is attached (Form C).

                  c. Every Associate is required to submit reports to the Compliance Officer (or designee) no later than 10 days after the end of each calendar quarter describing each personal transaction in a Covered Security effected and securities account opened (including accounts that hold only securities excluded from coverage under paragraph 4 above) during the quarter. The report must be signed and dated by the reporting person and include a complete response to each item of information sought on the Quarterly Report (Form D).
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                           If an Associate has no transactions or account
                           openings to report in a calendar quarter, he or she must check the "no transactions to report" box on the Quarterly Form, sign and date the Report and return it to the Compliance Officer (or designee) by the reporting deadline.

                           The Compliance Officer (or designee) shall be responsible for distributing Quarterly Report forms to each Associate at the end of each calendar quarter and for ensuring that all Associates have filed the required reports on a timely basis. Late filings are not acceptable and can lead to disciplinary action, including termination.

                           Associates need not file a Quarterly Report if the Report would duplicate information contained in broker trade confirmations timely received by the Compliance Officer.



            PERSONAL SECURITIES REPORTS ARE REQUIRED BY SEC RULE, AND VIOLATION OF THIS RULE CANNOT AND WILL NOT BE TOLERATED BY STW.



         6.       PRE-APPROVAL FOR PURCHASES OF CERTAIN SECURITIES.

                  Associates may not purchase any debt securities without the prior written approval of the Compliance Officer. This pre-approval requirement applies to all debt securities, except U.S. government securities. In addition, Associates may not purchase any securities (including those excluded from coverage under paragraph 4 above) in a private placement or initial public offering without the prior written approval of the Compliance Officer. A Pre-Approval Form is attached to the Code (Form E).

                  If approval is granted, you must execute your purchase within 24 hours after receiving approval. After 24 hours, you must approval for the purchase again.

         7.       REVIEW AND ENFORCEMENT OF CODE OF ETHICS.

                  a. The Compliance Officer (or designee) shall notify each person who becomes an Associate and is required to report under this Code of their reporting requirements no later than 10 days before the first quarter in which the person is required to begin reporting.
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                  b.       The Compliance Officer (or designee) will, on a
                           quarterly basis, review all reported personal securities transactions to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material. No person shall be required to participate in a determination of whether he or she has violated the Code or discuss the imposition of any sanction against him or herself.

                  c. If the Compliance Officer finds that a Code violation may have occurred, an appropriate resolution of the situation will be taken, which may include sanctions up to and including termination.

                  d. The Compliance Officer will submit his or her own personal securities reports, as required, to an Alternate Compliance Officer who shall fulfill the duties of the Compliance Officer with respect to the Compliance Officer's reports.
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                                     FORM A

INITIAL HOLDINGS REPORT

STW FIXED INCOME MANAGEMENT

Name of Reporting Person:  ____________________________
Date Person Became Subject to the
Code's Reporting Requirements: ________________________
Information in Report Dated as of: ____________________ [NOTE: Date person became subject
Date Report Due:_______________________________________ and as of date should be the same.]
Date Report Submitted:  _______________________________


Holdings of Covered Securities

______________________________________________________________________________________________________________
 Name of Issuer and Title of      No. of Shares(if      Principal Amount, Maturity Date and Interest Rate (if
          Security                  applicable)                              applicable)
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

If you have no Covered Securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._______________________________

________________________________________________________________________________


Securities Accounts (accounts in which ANY securities are held for your direct or indirect benefit)

________________________________________________________________________________
        Name of Broker, Dealer or Bank           Name(s) on and Type of Account
________________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

If you have no securities accounts to report, please check here. [ ]

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature ___________________          Date ___________

                                     FORM B

ANNUAL HOLDINGS REPORT

STW FIXED INCOME MANAGEMENT

Name of Reporting Person:______________________________
Information in Report Dated as of:_____________________[NOTE: Information should be dated
Date Report Due: ______________________________________ no more than 30 days before report
                                                        is submitted.]
Date Report Submitted:_________________________________
Calendar Year Ended: December 31, ____


Holdings of Covered Securities

___________________________________________________________________________________________________________
 Name of Issuer and Title of    No. of Shares (if     Principal Amount, Maturity Date and Interest Rate (if
          Security                 applicable)                             applicable)
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

If you have no Covered Securities holdings to report for the year, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue. ______________________________

________________________________________________________________________________


Securities Accounts (accounts in which ANY securities are held for your direct or indirect benefit)

_____________________________________________________________________________________________________
      Name of Broker, Dealer or Bank             Date Account          Name(s) on and Type of Account
                                               Was Established
______________________________________________________________________________________________________
______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

If you have no securities accounts to report for the year, please check here.
[ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature ____________________                 Date ____________
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                                     FORM C

COMPLIANCE CERTIFICATION

STW FIXED INCOME MANAGEMENT

________________________________________________________________________________

                              Initial Certification

I certify that I:    (i) have received, read and reviewed the Code of Ethics;
                     (ii) understand the policies and procedures in the Code;
                     (iii) recognize that I am subject to such policies and
                           procedures;
                     (iv) understand the penalties for non-compliance;
                     (v) will fully comply with the Code of Ethics; and
                     (vi) have fully and accurately completed this Certificate.

Signature: ______________________

Name:____________________________(Please print)

Date Submitted:_____________

Date Due: _____________


________________________________________________________________________________


                              Annual Certification

I certify that I:    (i) have received, read and reviewed the Code of Ethics;
                     (ii) understand the policies and procedures in the Code;
                     (iii) recognize that I am subject to such policies and
                           procedures;
                     (iv) understand the penalties for non-compliance;
                     (v) have complied with the Code of Ethics and any
                         applicable reporting requirements during this past year;
                     (vi) have fully disclosed any exceptions to my compliance
                          with the Code below;
                     (vii) will fully comply with the Code of Ethics; and
                     (vi) have fully and accurately completed this  Certificate.

EXCEPTION(S):

________________________________________________________________________________

________________________________________________________________________________

Signature: ______________________

Name:____________________________(Please print)
Date Submitted:____________
Date Due: ________________
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                                     FORM D

QUARTERLY REPORT

STW FIXED INCOME MANAGEMENT

Name of Reporting Person:  ___________________________
Calendar Quarter Ended:    ___________________________
Date Report Due:           ____________________10, ____
Date Report Submitted:     ___________________________

Transactions in Covered Securities

_______________________________________________________________________________________________________________________
                                                        Principal
                                                         Amount,
                      Name of                         Maturity Date                                     Name of Broker,
                     Issuer and    No. of Shares      and Interest                                      Dealer or Bank
     Date of          Title of          (if             Rate (if           Type of                         Effecting
   Transaction        Security       applicable)       applicable)       Transaction        Price         Transaction
_______________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

If you have no Covered Securities transactions to report for the quarter, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue. ______________________________

________________________________________________________________________________

Securities Accounts (accounts in which ANY securities are held for your direct or indirect benefit) If you established a securities account during the quarter, please provide the following information:

________________________________________________________________________________________________
       Name of Broker, Dealer or Bank            Date Account was         Name(s) on and Type of
                                                   Established                   Account
________________________________________________________________________________________________
________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

If you did not establish a securities account during the quarter, please check here. [ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature __________________           Date ________________
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                                     FORM E

PRE-APPROVAL FORM

STW FIXED INCOME MANAGEMENT

I have set forth below securities purchases for which I am requesting pre-approval, as required by STW's Code of Ethics.

Title, Issuer and Type of Security*        Shares/Principal         Broker/Bank
___________________________________        ________________         ___________
1.  _______________________________            ______              ____________

2.  _______________________________            ______              ____________

3.  _______________________________            ______              ____________

4.  _______________________________            ______              ____________

5.  _______________________________            ______              ____________

*For each security, indicate if it is IPO or private placement purchase.

________________________        _______________________             ___________
Printed Name                    Signature                             Date

Note:  Approval is valid for 24 hours.

________________________________________________________________________________

Rationale for approval/denial:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


________________________        _______________________             ___________
Approved By                     Signature                             Date